                                INDEX TO EXHIBITS

          Exhibit No.              Exhibit

          99.1                     Press Release Dated April 20, 2004

                                                   Exhibit 99.1 - Press Release

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                                  PRESS RELEASE
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                                 ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

                     Astro-Med Announces 10% Stock Dividend

For Immediate Release

Contact:  Albert W. Ondis, CEO
          Joseph P. O'Connell, CFO                                April 20, 2004
          Astro-Med, Inc.
          (401) 828-4000

West Warwick, RI -- Astro-Med, Inc. (NASDAQ:ALOT) announced today that the Board of Directors has declared a 10% stock dividend payable to shareholders of record as of May 4, 2004. It is  anticipated  that the dividend will be  distributed on
May 26, 2004.  The Company will  continue to maintain a cash dividend rate of 16 cents per common share annually.

Commenting  on the  Board’s  action,  Albert W. Ondis,  Chairman  and Chief
Executive  Officer  stated,  “The  Board  is  very  pleased  to  share  the successful  financial results of FY 2004 with all shareholders by declaring this additional stock dividend. The Company has realized marked progress in executing the strategic  initiatives  of growth and  profitability  in each Product Group:
Test and Measurement,  QuickLabel(R)Systems and Grass-Telefactor(R). We are very optimistic  about  Astro-Med’s  future  and  will  continue  to  drive  our strategic plan towards maximizing shareholder value.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                              Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.

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